                                  Exhibit 5.1
                                  -----------


                                                     July 27, 2001



Checkers Drive-In Restaurants, Inc.
14255 49/th/ Street North, Bldg. 1
Clearwater, FL 33762

Attention:    William P. Foley, II
              Chairman of the Board

Gentlemen:

As Corporate Counsel to Checkers Drive-In Restaurants, Inc., a Delaware corporation (the "Company"), and having acted in such capacity in the preparation and filing of the Company's Registration Statement on Form S-4 (Registration No. 333-81295) with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 798,281 shares ("Shares") of the common stock, par value $.001 per share, of the Company. Shares are to be issued upon exercise of the 798,281 warrants that were issued as replacements for existing Rally's Hamburgers warrants in connection with the merger of Rally's Hamburgers, Inc. and Checkers Drive-In Restaurants, Inc. The remaining Shares were issued at the rate of 1.99 Shares for every share of Rally's surrendered in connection with the merger.

In connection with this opinion, I have examined and have relied upon such documents, records, certificates, statements and instruments necessary and appropriate to render the opinion herein set forth.

Based on the foregoing, it is my opinion that the Company's Shares, when and if issued and sold in the manner set forth in the registration statement, will be legally and validly issued, fully paid and non-assessable.

To the extent that laws other than the laws of the State of Florida, the corporate law of the State of Delaware and Federal laws are applicable to any of the transactions, agreements or instruments referred to herein, I express no opinion on such laws.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and using my name in the prospectus in Item 10.

Yours,

/s/ Brian R. Doster

Brian R. Doster
Vice President, Corporate Counsel and Secretary